Second Quarter 2020 Earnings Conference Call July 29, 2020 Proprietary and Confidential

Safe Harbor and Non-GAAP Financial Measures Note Regarding Forward-Looking Statements: Certain statements and information included in this presentation are “forward-looking statements” under the Federal Private Securities Litigation Reform Act of 1995, including our forecast, outlook, expectations regarding market trends and economic environment; impact of the COVID-19 pandemic on earnings, depreciation, commercial rental demand, capital expenditures, used vehicle pricing, automotive production, and comparable tax rates; the adequacy of steps we have taken to mitigate the negative impacts of COVID-19 on our operations; demand, sales and pricing in used vehicle sales; residual values and depreciation expense; used vehicle inventory; rental demand and utilization; adjusted return on equity, operating revenue growth, free cash flow, capital expenditures; comparable tax rate; leverage; the impact and adequacy of steps we have taken to address our cost structure and improve returns; our ability to achieve our long-term return on equity target; and our ability to successfully implement our maintenance cost-savings initiatives, capital allocation strategy, and asset management strategy to right size our fleet. Our forward-looking statements also include our estimates of the impact of our changes to residual value estimates on earnings and depreciation expense. The expected impact of the change in residual value estimates is based on our current assessment of the residual values and useful lives of revenue- earning equipment based on multi-year trends and our outlook for the expected near-term used vehicle market. Our assessment is subject to risks, uncertainties, and assumptions as to future events that may not prove to be accurate. Factors that could cause actual results related to vehicle residual values to materially differ from estimates include, but are not limited to, changes in supply and demand, competitor pricing, regulatory requirements, driver shortages, requirements and preferences, as well as changes in underlying assumption factors. All of our forward-looking statements should be evaluated with consideration given to the many risks and uncertainties inherent in our business that could cause actual results and events to differ materially from those in the forward-looking statements. Important factors that could cause such differences include, among others, the duration and severity of the COVID-19 pandemic and governmental responses thereto, our ability to adapt to changing market conditions and secular growth trends, lower than expected contractual sales, decreases in commercial rental demand or utilization or poor acceptance of rental pricing, worsening of market demand for or excess supply of used vehicles impacting current and/or estimated pricing and our anticipated proportion of retail versus wholesale sales, lack of customer demand for our services, higher than expected maintenance costs, lower than expected benefits from our cost savings initiatives, lower than expected benefits from our sales, marketing and new product initiatives, higher than expected costs related to our ERP implementation, setbacks or uncertainty in the economic market or in our ability to grow and retain profitable customer accounts, implementation or enforcement of regulations, decreases in freight demand or volumes, used vehicle inventory levels, poor operational execution including with respect to new accounts and product launches, our difficulty in obtaining adequate profit margins for our services, our inability to maintain current pricing levels due to soft economic conditions, business interruptions or expenditures due to labor disputes, severe weather or natural occurrences, competition from other service providers and new entrants, lower than anticipated customer retention levels, loss of key customers, driver and technician shortages resulting in higher procurement costs and turnover rates, higher than expected bad debt reserves or write-offs, changes in customers' business environments that will limit their ability to commit to long-term vehicle leases, a decrease in credit ratings, increased debt costs, adequacy of accounting estimates, higher than expected reserves and accruals particularly with respect to pension, taxes, depreciation, insurance and revenue, impact of changes in our residual value estimates and accounting policies (including our depreciation policy), the sudden or unusual changes in fuel prices, unanticipated currency exchange rate fluctuations, our ability to manage our cost structure, and the risks described in our filings with the Securities and Exchange Commission (SEC). The risks included here are not exhaustive. New risks emerge from time to time and it is not possible for management to predict all such risk factors or to assess the impact of such risks on our business. Accordingly, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Note Regarding Non-GAAP Financial Measures: This news release includes certain non-GAAP financial measures as defined under SEC rules, including: Comparable Earnings Measures, including comparable earnings from continuing operations; comparable earnings per share from continuing operations; comparable earnings before income tax; comparable earnings before interest, income tax, depreciation and amortization for Ryder and its business segments; and comparable tax rate. Additionally, our adjusted return on equity (ROE), adjusted return on capital (ROC) and adjusted return on capital spread (ROC spread) measures are calculated based on adjusted earnings items. Operating Revenue Measures, including operating revenue for Ryder and its business segments, and segment EBT as a percentage of operating revenue. Cash Flow Measures, including total cash generated and free cash flow. Refer to Appendix - Non-GAAP Financial Measures for reconciliations of the non-GAAP financial measures contained in this presentation to the nearest GAAP measure. Additional information regarding non-GAAP financial measures as required by Regulation G and Item 10(e) of Regulation S-K can be found in our most recent Form 10-K, Form 10-Q, and our Form 8-K filed with the SEC as of the date of this presentation, which are available at http://investors.ryder.com. All amounts subsequent to January 1, 2017 have been recast to reflect the impact of the lease accounting standard, ASU 2016-02, Leases. Amounts throughout the presentation may not be additive due to rounding. © 2020 Ryder System, Inc. 2 All Rights Reserved

Contents • Second Quarter 2020 Results Overview • Outlook & Action Plans • Q & A © 2020 Ryder System, Inc. 3 All Rights Reserved

2nd Quarter Results Overview • Total revenue decreased 16% and operating revenue decreased 10% vs. prior year • Earnings (loss) per diluted share from continuing operations was $(1.41) vs. $1.43 in 2Q19 • Comparable earnings (loss) per share from continuing operations was $(0.95) vs. $1.40 in 2Q19 – Results included higher depreciation expense (non-cash) of $1 9M due to vehicle residual value estimate changes of which $70M was due to previously announced residual value estimate changes – COVID-19's expected impact on used vehicle market conditions triggered a review of residual value estimates in 2Q20 resulting in increased depreciation totaling $49M – COVID-19 negatively impacted pre-tax results by approximately $45M, driven by an estimated $55M from lower rental demand and approximately $25M from reduced automotive activity in supply chain, partially offset by COVID-19 related cost savings and lower medical expenses of $35M © 2020 Ryder System, Inc. 4 All Rights Reserved

Key Financial Statistics NM - Not Meaningful (1) In the first quarter of 2020, we announced our plan to exit the extension of our liability insurance coverage for ChoiceLease customers. The exit of this program is estimated to be completed in the second quarter of 2021. We have revised our definition of operating revenues to exclude the revenues associated with this program for better comparability of our on- going operations. © 2020 Ryder System, Inc. 5 All Rights Reserved

2nd Quarter Results Overview – FMS

- Fleet Management Solutions (FMS) total revenue down 14% and FMS operating revenue down 8%
  - Lower commercial rental revenue (down 33%) partially offset by slightly higher ChoiceLease revenue (up 1%)
- FMS earnings before tax (EBT) declined to a loss of $(104)M from a profit of $58M in the prior year, reflecting $154M in higher depreciation expense related to residual value estimate changes in 2019 and 2020, resulting in a year-over-year earnings impact of $119M
  - additionally, COVID-19 impacted EBT by approximately $55M primarily due to lower rental performance, partially offset by COVID-19 related cost actions and lower medical costs totaling $20M
- COVID-19 triggered a review of expected residual value estimates resulting in additional depreciation and valuation adjustment totaling $49M
  - accelerated depreciation, primarily from a one year extension to include vehicles to be sold by mid-2022, and valuation adjustments, impacting certain used vehicles in inventory, for a combined impact of $31M
  - a lower long term outlook for used vehicle values resulted in $18M of additional policy depreciation related to vehicles expected to be sold after mid-2022, primarily trucks

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Estimated Residuals Reduced to Reflect Lowered Outlook Impacted By COVID-19 Policy Depreciation Accelerated Depreciation • 2Q20 Change: reduced residual value estimates for trucks, and to a lesser extent tractors, • 1Q20 Change: reduced residual value expected to be sold after mid-2022, resulting in estimates to historical trough levels for increased policy depreciation that reflects our accelerated depreciation resulting in lower long term outlook for used vehicle values* increased depreciation for vehicles expected to be sold by mid-2021, reflecting ** the anticipated delay in recovery of used vehicle pricing due to COVID-19 effects • 2Q20 Change: primarily from expanding the vehicle pool requiring accelerated depreciation by one year to include vehicles expected to be sold by mid-2022 (*) While management believes that current estimates are reasonable, given our current outlook, if used vehicle sales price as a percent of original cost does not improve, we will likely be required to lower residual value estimates even further which may have a material adverse effect on our financial statements. Over the next two years, we estimate that we need U.S. used vehicle pricing to improve from current levels and achieve an increase of at least approximately 30% for tractors and 10% for trucks in order to maintain current policy depreciation residual estimates. These improved pricing levels are similar to those seen in 2018 and 2019 for tractors and similar to levels seen at the beginning of 2020 for trucks. (**) Illustrative for Truck (U.S. fleet only). Depicts Ryder's sales prices as a percent of original cost indexed to the value in 1999 to show the percent change in value each year. Excludes vehicles operated in excessively high mileage applications and sales prices adjusted to a consistent age at sale. Sales prices incorporate retail/wholesale mix at the respective time periods. © 2020 Ryder System, Inc. 7 All Rights Reserved

Residual Value Estimates Reduced to Align With Updated Outlook

Earnings Impact from Residual Value Estimate Changes[1]



2Q20 Change - Accelerated Depreciation²
2Q20 Change - Policy Depreciation
2019 + 1Q20 Changes - Accelerated Depreciation³
2019 Changes - Policy Depreciation
Quarterly
$(Millions)
$200
$150
$100
$50
$0
$208
$148
$60
3Q2019
$148
$88
$60
4Q2019
$151
$100
$51
1Q2020
$154
$31
$18
$55
$50
2Q2020
$115
$20
$20
$25
$50
3Q2020
$100
$20
$20
$50
$10
4Q2020
Annual
$(Millions)
$500
$400
$300
$200
$100
$0
$415
$281
$134
2019
$520
$71
$58
$190
$201
2020
$270
$40
$70
$160
2021
Total ~$400M
2022
2023
2024-25

YOY Earnings Impact	($105)	$250

(1) These estimates are based on management's view of market conditions and reflect the impact of the 2019 and 2020 residual value estimate changes on power vehicles in Ryder's fleet at the time of such change. Management reviews our residual values periodically based on historical sales prices and current and expected market conditions. If management's view of market conditions changes, we may adjust our residual value estimates based on a variety of factors discussed in our SEC filings. Any decline in our estimates will increase depreciation expense and such adjustments may have material impact on our earnings and financial results. Any decline in the market conditions or increase in wholesale activity could result in additional valuation adjustments which may have a material impact on our earnings and financial results
(2) Accelerated depreciation included results of used vehicle sales, net of $9 million for the three months ended June 30, 2020.
(3) Accelerated depreciation included results of used vehicle sales, net of $23 million, $10 million, and $21 million for the three months ended September 30, 2019, December 31, 2019, and March 31, 2020, respectively.

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2nd Quarter Used Vehicle Sales Update - FMS • Sold 6,300 used vehicles during the second quarter, up 24% from the prior year and up 15% sequentially • Used vehicles inventory was 14,000 at quarter end, up from 8,300 in the prior year – Increased by 2,400 vehicles sequentially due to higher outservicing activity related to lease replacements and rental downsizing • Proceeds per unit were down 33% for tractors and down 9% for trucks in the second quarter compared with prior year – Proceeds per unit were down 12% for tractors, and unchanged for trucks, sequentially © 2020 Ryder System, Inc. 9 All Rights Reserved

2nd Quarter Results Overview – SCS • Supply Chain Solutions (SCS) total revenue down 20% and operating revenue down 16% – SCS total and operating revenue decreased primarily reflecting lower automotive customer volumes due to COVID-19 • SCS earnings before tax (EBT) decreased by $9M to $37M primarily due to COVID-19 impacts and from residual value estimate changes for vehicles used by SCS – estimated COVID-19 impact of $25M primarily reflects automotive industry production shutdowns, partially offset by COVID-19 cost actions and lower medical costs totaling approximately $13M – earnings benefited from higher pricing and improved operating performance • SCS EBT percent of SCS total revenue and SCS operating revenue were 7.1% and 9.1%, respectively – SCS EBT percent of SCS operating revenue is consistent with high single-digit long term target © 2020 Ryder System, Inc. 10 All Rights Reserved

2nd Quarter Results Overview – DTS • Dedicated Transportation Solutions (DTS) total revenue down 19% and DTS operating revenue down by 8% – DTS total revenue reflects lower subcontracted revenue and lower fuel costs passed through to customers – DTS operating revenue primarily reflects lower sales activity • DTS earnings before tax (EBT) decreased by $6M to $21M primarily due to $7M impact from change in residual value estimates for vehicles used by DTS • DTS EBT percent of DTS total revenue and DTS operating revenue were 7.2% and 9.3%, respectively – DTS EBT percent of DTS operating revenue is consistent with high single-digit long term target © 2020 Ryder System, Inc. 11 All Rights Reserved

Capital Expenditures ($ Millions) Year-to-Date Expected range for FY20 gross capital expenditures is $1.0 to $1.3B, below pre-COVID forecast of $2.1B, resulting in expected free cash flow of $1.0 to $1.2B in 2020, above prior year negative free cash flow of ($1.1B) Note: Amounts may not be additive due to rounding. © 2020 Ryder System, Inc. 12 All Rights Reserved

Cash Flow and Leverage Year-to-Date ($ Millions) Note: Amounts may not be additive due to rounding. (1) Capital expenditures presented net of changes in accounts payable related to purchases of revenue earning equipment. (2) Target debt to equity range is 250 - 300%. © 2020 Ryder System, Inc. 13 All Rights Reserved

Contents • Second Quarter 2020 Results • Outlook & Action Plans • Q & A © 2020 Ryder System, Inc. 14 All Rights Reserved

Outlook

Given the uncertainty relating to the ongoing impacts of COVID-19, the company is not providing financial guidance at this time but expects to resume guidance when business conditions stabilize

- Used vehicle inventory expected to decline to ~10K units at year-end as a result of our initiatives to expand retail capacity and due to fewer rental vehicles being outserviced
- Rental demand and utilization improved throughout 2Q; expected to further improve but remain below normal levels in 2H20
- SCS auto customer activity expected to be at pre-COVID levels in 3Q20, assuming no additional disruptions
- ChoiceLease fleet expected to be down by ~10K vehicles in 2020 due to customer de-fleeting and lower sales activity
- Capital expenditure forecast lowered to $1.0 to $1.3B
- No material COVID-19 impacts expected for ChoiceLease, Dedicated or non-automotive Supply Chain business
- Lower comparable tax rate of ~20% expected for FY20 due to depreciation and COVID-19 effects

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Capital Allocation Strategy © 2020 Ryder System, Inc. 16 All Rights Reserved

Long Term Financial Model Our primary financial target relates to Return on Equity Adjusted Return on Equity Interim target 11% Long-term target over the cycle 15% Component drivers to achieve ROE target include: Operating Revenue Growth Fleet Management Mid Single Digit Supply Chain & Dedicated High Single Digit EBT as % of Operating Revenue All Segments High Single Digit Leverage (Debt-to-Equity) 250 - 300% In order to achieve a long-term ROE target over the cycle, we are pursuing segment revenue and profitability targets as set forth above over the long-term. Our long-term leverage goal is also set forth above. These targets are based on management’s current estimates and expectations over the long-term, and if management’s expectations were to change, the targets would be adjusted accordingly. © 2020 Ryder System, Inc. 17 All Rights Reserved

Key Drivers To Reach ROE Target [1]



Expected Increase 7 -10 pts
Expected increase 15 -18 pts 2
ROE 2Q20
(10%)
Impact of 2019 & 2020 Depreciation Changes
Declines sequentially
Rental
Cyclical improvement in demand and utilization
ChoiceLease Pricing
Initiatives to improve lease returns
Maintenance/ Cost Initiatives
Driven by strategic cost initiatives
SCS/DTS Growth
Leverage secular growth trends
Target 15%

Diminishing impact from 2019 and 2020 residual value estimate changes and rental recovery expected to contribute substantially to improving ROE. Management has identified and is implementing several actions designed to achieve ROE target

(1) The key drivers listed above are the assumptions underlying our ability to achieve the long-term ROE target,. Ryder's ability to achieve these drivers is subject to a number of risks and uncertainties including those listed herein and in the "Note Regarding Forward-Looking Statements.

(2) The 2019 and 2020 residual value estimate changes and the COVID-related impact on commercial rental demand and utilization levels in 2Q20 have negatively impacted Ryder's ROE. As such, Ryder's ROE is expected to benefit by between 15 and 18 percentage points over the long-term assuming (i) the material impacts of the residual value estimate changes have passed and there are no further residual value estimate changes and (ii) commercial rental experiences cyclical improvement in demand and utilization. The assumptions and estimates with respect to residual value estimates are based on management's view in light of current and anticipated market conditions among other factors as described in our SEC filings. Residual value estimates are reviewed periodically based on these factors and, if management's view of market conditions or other factors changes, we may adjust positively or negatively our residual value estimates. Any negative adjustments may have a material negative impact on our earnings and financial results and may adversely affect our ability to reach these targets. Management's expectations of cyclical improvement in commercial rental demand and utilization over the long-term is based on historical trends and management's outlook. If rental conditions do not recover as anticipated, this may have a material negative impact on our earnings and financial results and may adversely affect our ability to reach these targets.

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Progress on Actions to Increase Returns

- Accelerating growth in supply chain and dedicated supported by launch of national advertising campaign to increase awareness of capabilities, launch of RyderShare platform and profitable performance of Ryder Last Mile
- Continue to implement ChoiceLease price increase
  - Revenue per unit on new lease business is up mid-single digits compared to new lease vehicles in the prior year due to 2019 price increases
- Using data analytics to enhance pricing segmentation and optimize capital allocation
- Expanding retail used vehicle sales capacity by opening 4 new sales centers in 2Q (10 planned for FY20) and leveraging FMS shop locations as customer delivery sites for inside sales; better conversion rates seen from digital investments and expansion of online used vehicle capabilities
- On target for 2020 expected annual savings from multi-year maintenance initiative
  - $30M savings in 2020; $50M+ savings program to date
- 2Q20 cost savings of $35M from April cost actions and lower medical expenses - not expected to recur
- Implemented headcount reductions in July with an estimated impact of $12M per quarter

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Contents • Second Quarter 2020 Results • Outlook & Action Plans • Q & A © 2020 Ryder System, Inc. 20 All Rights Reserved

Q&A © 2020 Ryder System, Inc. 21 All Rights Reserved

Appendix Segment Comparable EBITDA Selected Segment Balance Sheet Items ChoiceLease Fleet Count - Active Fleet Key Financial Statistics Business Segment Detail Central Support Services Balance Sheet Adjusted Return on Equity Adjusted Return on Capital Growth Capital Expenditures Financial Indicators Asset Management Non-GAAP Financial Measures & Reconciliations © 2020 Ryder System, Inc. 22 All Rights Reserved

Background on Additional Segment Disclosures • In order to provide additional transparency to segment performance and further insights into management's evaluation of such performance, we are providing: – Segment Comparable EBITDA - provided quarterly in our earnings presentation – Select Segment Balance Sheet Items - provided annually in our earnings presentation • Certain components in the new disclosures are included in our annual SEC filings, including segment assets and intangibles, as well as segment depreciation expense • Other components of the disclosures reflect management's assumptions and include: – an allocation of segment debt reflecting debt associated with vehicles leased from FMS to SCS & DTS, which is consistent with our annual historical segment Return on Capital disclosure in our earnings presentation – an allocation of segment equity which is based on a combination of comparable peer company capital structure analysis and Ryder's consolidated capital structure © 2020 Ryder System, Inc. 23 All Rights Reserved

Comparable Segment EBITDA Note: Amounts may not be additive due to rounding. (1) We do not allocate non-operating pension costs and other items impacting comparability to our segments. See our Non-GAAP reconciliations in this earnings presentation for further discussion on these items. © 2020 Ryder System, Inc. 24 All Rights Reserved

Comparable Segment EBITDA (1) We do not allocate non-operating pension costs and other items impacting comparability to our segments. See our Non-GAAP reconciliations in this earnings presentation for further discussion on these items. © 2020 Ryder System, Inc. 25 All Rights Reserved

Comparable Segment EBITDA History (1) We do not allocate non-operating pension costs and other items impacting comparability to our segments. See our Non-GAAP reconciliations in this earnings presentation for further discussion on these items. © 2020 Ryder System, Inc. 26 All Rights Reserved

Comparable Segment EBITDA History (1) We do not allocate non-operating pension costs and other items impacting comparability to our segments. See our Non-GAAP reconciliations in this earnings presentation for further discussion on these items. © 2020 Ryder System, Inc. 27 All Rights Reserved

Selected Segment Balance Sheet Items

($ Millions)

December 31, 2019		FMS [1]	SCS	DTS	Total
Assets Excluding Goodwill & Intangibles	$	12,650 $	1,016 $	283	$ 13,949
Goodwill and Intangibles		261	221	44	526
Total Assets	$	12,911 $	1,237 $	327	$ 14,475
Debt [2]	$	7,811 $	114 $	—	$ 7,925
Equity [3]	$	1,787 $	563 $	126	$ 2,476
Memo:					
Allocated Debt [4]	$	(691) $	272 $	419	

Note: Amounts may not be additive due to rounding.

General: These results reflect management's reporting of selected segment balance sheet accounts. These amounts would differ if presented as standalone entities.
(1) FMS amounts include CSS assets and liabilities and intercompany eliminations for the purposes of this reconciliation.
(2)Debt includes intercompany and third-party debt. Our average total debt previously disclosed in our segment return on capital measure (page 52 of 4Q19 earnings presentation) was presented net of intercompany receivables. For the purposes of this presentation, intercompany receivables is presented as a component of total assets.
(3)We maintain a targeted capitalization structure (including Debt, Assumed Debt and Equity) for SCS and DTS based on benchmarking of peer companies. Any excess cash generated by our SCS and DTS segments are loaned to FMS.
(4)Allocated debt represents the book value at period-end of the FMS fleet which is utilized in our SCS and DTS businesses and is included in our segment capital structure for the calculation of ROC. The book value of this Revenue Earning Equipment is included in the Total Assets of our FMS segment for financial reporting purposes.

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Selected Segment Balance Sheet Items

($ Millions)

December 31, 2018		FMS (1)		SCS		DTS		Total
Assets Excluding Goodwill & Intangibles	$	11,635	$	898	$	280	$	12,814
Goodwill and Intangibles		264		226		45		534
Total Assets	$	11,899	$	1,124	$	325	$	13,348
Debt (2)	$	6,509	$	140	$	—	$	6,649
Equity (3)	$	1,892	$	516	$	129	$	2,537
Memo:								
Allocated Debt (4)	$	(621)	$	227	$	394		

Note: Amounts may not be additive due to rounding.

General: These results reflect management's reporting of selected segment balance sheet accounts. These amounts would differ if presented as standalone entities.
(1) FMS amounts include CSS assets and liabilities and intercompany eliminations for the purposes of this reconciliation.
(2)Debt includes intercompany and third-party debt. Our average total debt previously disclosed in our segment return on capital measure (page 52 of 4Q19 earnings presentation) was presented net of intercompany receivables. For the purposes of this presentation, intercompany receivables is presented as a component of total assets.
(3)We maintain a targeted capitalization structure (including Debt, Assumed Debt and Equity) for SCS and DTS based on benchmarking of peer companies. Any excess cash generated by our SCS and DTS segments are loaned to FMS.
(4)Allocated debt represents the book value at period-end of the FMS fleet which is utilized in our SCS and DTS businesses and is included in our segment capital structure for the calculation of ROC. The book value of this Revenue Earning Equipment is included in the Total Assets of our FMS segment for financial reporting purposes.

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Selected Segment Balance Sheet Items

($ Millions)

December 31, 2017	FMS (1)	SCS	DTS	Total
Assets Excluding Goodwill & Intangibles	$ 10,289	$ 765	$ 234	$ 11,287
Goodwill and Intangibles	250	143	45	438
Total Assets	10,539	908	279	11,726
Debt (2)	$ 5,399	$ 41	$ —	$ 5,440
Equity (3)	$ 1,888	$ 460	$ 105	$ 2,454
Memo:				
Allocated Debt (4)	$ (545)	$ 215	$ 330	

Note: Amounts may not be additive due to rounding.

General: These results reflect management's reporting of selected segment balance sheet accounts. These amounts would differ if presented as standalone entities.
(1) FMS amounts include CSS assets and liabilities and intercompany eliminations for the purposes of this reconciliation.
(2)Debt includes intercompany and third-party debt. Our average total debt previously disclosed in our segment return on capital measure (page 52 of 4Q19 earnings presentation) was presented net of intercompany receivables. For the purposes of this presentation, intercompany receivables is presented as a component of total assets.
(3)We maintain a targeted capitalization structure (including Debt, Assumed Debt and Equity) for SCS and DTS based on benchmarking of peer companies. Any excess cash generated by our SCS and DTS segments are loaned to FMS.
(4)Allocated debt represents the book value at period-end of the FMS fleet which is utilized in our SCS and DTS businesses and is included in our segment capital structure for the calculation of ROC. The book value of this Revenue Earning Equipment is included in the Total Assets of our FMS segment for financial reporting purposes.

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ChoiceLease Fleet Count - Active Fleet Change June 30, June 30, ChoiceLease 2020 2019 2020 / 2019 Average Active Vehicles (1) 146,600 144,000 2% Revenue per Average Active Vehicle (2) $ 5,200 $ 5,300 (2)% End of Period Active Vehicles 144,900 144,600 —% (1) Active ChoiceLease vehicles are those units that earned revenue during the period, and are not classified as not yet earning or no longer earning units. (2) Calculated based on the quarterly ChoiceLease revenue. © 2020 Ryder System, Inc. 31 All Rights Reserved

Key Financial Statistics Note: Amounts may not be additive due to rounding. NM - Not Meaningful (1) In the first quarter of 2020, we announced our plan to exit the extension of our liability insurance coverage for ChoiceLease customers. The exit of this program is estimated to be completed in the second quarter of 2021. We have revised our definition of operating revenues to exclude the revenues associated with this program for better comparability of our on- going operations. © 2020 Ryder System, Inc. 32 All Rights Reserved

Business Segments © 2020 Ryder System, Inc. 33 All Rights Reserved

Business Segments © 2020 Ryder System, Inc. 34 All Rights Reserved

Fleet Management Solutions (FMS) (1) In the first quarter of 2020, we announced our plan to exit the extension of our liability insurance coverage for ChoiceLease customers. The exit of this program is estimated to be completed in the second quarter of 2021. We have revised our definition of operating revenues to exclude the revenues associated with this program for better comparability of our on-going operations. © 2020 Ryder System, Inc. 35 All Rights Reserved

© 2020 Ryder System, Inc. 36 All Rights Reserved

Supply Chain Solutions (SCS) ($ Millions) * 2Q20 SCS EBT includes $5M negative impact from change in residual value estimates for vehicles used by SCS. © 2020 Ryder System, Inc. 37 All Rights Reserved

Supply Chain Solutions (SCS) * 2020 SCS EBT includes $8M negative impact from change in residual value estimates for vehicles used by SCS. © 2020 Ryder System, Inc. 38 All Rights Reserved

Dedicated Transportation Solutions (DTS) © 2020 Ryder System, Inc. 39 All Rights Reserved

Dedicated Transportation Solutions (DTS) © 2020 Ryder System, Inc. 40 All Rights Reserved

Central Support Services (CSS) © 2020 Ryder System, Inc. 41 All Rights Reserved

Balance Sheet © 2020 Ryder System, Inc. 42 All Rights Reserved

Asset Management (US Only) (a)(b)(c ) © 2020 Ryder System, Inc. 43 All Rights Reserved

Non-GAAP Financial Measures © 2020 Ryder System, Inc. 44 All Rights Reserved

(1) Earnings (Loss) and EPS from Continuing Operations Reconciliation Note: Amounts may not be additive due to rounding. (1) The reconciliation of the EBT and Tax Rate for these items are included on next slide. © 2020 Ryder System, Inc. 45 All Rights Reserved

Earnings (Loss) Before Income Tax and Tax Rate from Continuing Operations Reconciliation Note: Amounts may not be additive due to rounding. (1) Q2 and YTD 2020 tax rates reflect a benefit for the period. (2) The comparable provision for income taxes is computed using the same methodology as the GAAP provision for income taxes. Income tax effects of non-GAAP adjustments are calculated based on the statutory tax rates of the jurisdiction to which the non-GAAP adjustments relate. © 2020 Ryder System, Inc. 46 All Rights Reserved

Adjusted Return on Equity Reconciliation (1) © 2020 Ryder System, Inc. 47 All Rights Reserved

Adjusted Return on Capital Reconciliation (1) (1) Non-GAAP elements of this calculation have been reconciled to the corresponding GAAP measures. A numerical reconciliation of net earnings to adjusted net earnings and average total debt and average shareholders' equity to adjusted average total capital is provided on this slide. (2) Earnings calculated based on a 12-month rolling period. (3) Includes income taxes on discontinued operations. (4) Interest expense includes interest on off-balance sheet vehicle obligations. (5) Adjusted income taxes represents the tax provision on adjusted earnings before income taxes and adjusted interest expense. (6) The average is calculated based on the average GAAP balances. Upon adoption of the new leasing accounting standard retrospectively in 2019, there is no longer any off-balance sheet debt. (7) Represents comparable earnings items for those periods. (8) Represents the adjusted return on capital vs. cost of capital (trailing 12 months). (9) These amounts have been recasted to reflect the impact of the lease accounting standard. Periods prior to 2017 do not reflect the impact from the lease accounting standard. (10) Other items impacting comparability are discussed in our Adjusted Return on Equity Reconciliation. © 2020 Ryder System, Inc. 48 All Rights Reserved

Comparable EBITDA Reconciliation(1) © 2020 Ryder System, Inc. 49 All Rights Reserved

Free Cash Flow Reconciliation Note: Amounts may not be additive due to rounding. (1) Included in cash flows from investing activities. (2) Capital expenditures presented net of changes in accounts payable related to purchases of revenue earning equipment. (3) Non-GAAP financial measure. We refer to free cash flow as the sum of net cash provided by operating activities from continuing operations and net cash provided by the sale of revenue earning equipment and operating property and equipment, collections on direct finance leases and other cash inflows from investing activities, less purchases of revenue earning equipment and property. (4) Amounts do not Include from fair value adjustments on our used vehicles recorded in “Used Vehicles Sales, Net”. © 2020 Ryder System, Inc. 50 All Rights Reserved

© 2020 Ryder System, Inc. 51 All Rights Reserved